Exhibit 5.1

10 August 2026

MoonLake Immunotherapeutics

Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Ladies and Gentlemen:

MOONLAKE IMMUNOTHERAPEUTICS

We have been asked to provide this legal opinion to you with regards to the laws of the Cayman Islands in connection with the filing by MoonLake Immunotherapeutics (the “Company”) of a Registration Statement on Form S-3 to be filed with the United States Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of (the “Securities”):

(a)	ordinary shares, par value US$0.0001 per share, in the capital of the Company (the “Ordinary Shares”);

(b)	preference shares in the capital of the Company (the “Preferred Shares”);

(c)	warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (defined below) (the “Warrants”) issuable pursuant to the terms of a warrant agreement (the “Warrant Agreement”), a warrant certificate (the “Warrant Certificate”) and such other document or agreement associated therewith that may be required in order to issue the Warrants and, together with the Warrant Agreement and the Warrant Certificate, the “Warrant Documents”;

(d)	units consisting of any combination of Ordinary Shares, Preferred Shares, Debt Securities or Warrants in one or more series (the “Units”) issuable pursuant to the terms of a unit agreement (the “Unit Agreement”), a unit certificate (the “Unit Certificate”) and such other document or agreement associated therewith that may be required in order to issue the Units and, together with the Unit Agreement and the Unit Certificate, the “Unit Documents”; and

(e)	debt securities, including senior debt securities and subordinated debt securities, of the Company (the “Debt Securities”), each series of Debt Securities to be issued under an indenture to be entered into by the Company and the applicable trustee, substantially in the form attached as an exhibit to the Registration Statement (as defined in Schedule 1), as each such Indenture Document (as defined in Schedule 1) may be supplemented, in connection with the issuance of each such series (any such supplemental document, together, the “Supplement”), by a supplemental indenture, officers’ certificate, resolution of the board of directors of the Company (the “Board”) or other writing thereunder establishing the form and terms of such series.

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

WALKERS

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.	With respect to the Ordinary Shares and the Preferred Shares: when (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters; (b) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than their par value) has been made; and (c) the name of the registered owner thereof has been entered in the Register of Members of the Company confirming that such shares have been issued credited as fully paid, then the Ordinary Shares and/or the Preferred Shares (as applicable) will have been duly authorised and validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof in respect of the shares by the Company).

3.	With respect to each issue of Debt Securities pursuant to the relevant Indenture Document and Supplement, when: (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters and the execution, delivery and performance of any Supplement; and (b) such Debt Securities issued thereunder have been duly executed and authenticated, and all other preconditions to the issuance of the Debt Securities have been satisfied or duly waived on behalf of the Company in the manner set forth in the relevant Indenture Document and Supplement relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement (as the case may be), such Debt Securities issued pursuant to the relevant Indenture Document and Supplement will have been duly executed and issued.

4.	With respect to each issue of Warrants pursuant to the relevant Warrant Documents, when: (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters and the execution, delivery and performance of any of the Warrant Documents; and (b) such Warrants issued thereunder have been duly authorised and validly executed by the Company and any other parties thereto, and all other preconditions to the issuance of the Warrants (including without limitation the execution, registration and delivery in accordance with the terms of the relevant Warrant Documents of any Warrant Certificates) have been satisfied or duly waived on behalf of the Company in the manner set forth in the relevant Warrant Documents relating to such issue of Warrants and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement (as the case may be), such Warrants issued pursuant to the relevant Warrant Documents will be legal, valid and binding obligations of the Company.

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5.	With respect to each issue of Units pursuant to the relevant Unit Documents, when: (a) the Board has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters and the execution, delivery and performance of any of the Unit Documents; and (b) such Units issued thereunder have been duly authorised and validly executed by the Company and any other parties thereto, and all other preconditions to the issuance of the Units (including without limitation the execution, registration and delivery in accordance with the terms of the relevant Unit Documents of any Unit Certificates) have been satisfied or duly waived on behalf of the Company in the manner set forth in the relevant Unit Documents relating to such issue of Units and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement (as the case may be), such Units issued pursuant to the relevant Unit Documents will be legal, valid and binding obligations of the Company.

The foregoing opinion is given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents (as defined in Schedule 1) are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

3.	The Memorandum and Articles of Association reviewed by us will be the memorandum and articles of association of the Company in effect upon the issuance of the Ordinary Shares, the Preferred Shares and the Debt Securities.

4.	Each prospectus supplement and the documents or agreements referred to therein, including without limitation, the Warrants and any document associated therewith, the Units and any document associated therewith and the Debt Securities and any document associated therewith, will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of Ordinary Shares, Preferred Shares, Warrants, Units and Debt Securities and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

5.	The Company will offer, issue and sell the Ordinary Shares, the Preferred Shares, the Warrants, the Units and the Debt Securities in the manner contemplated by the Registration Statement and any prospectus supplement (as the case may be) and the documents or agreements referred to therein and otherwise in compliance with all applicable United States federal and state securities laws.

6.	The Company Records (as defined in Schedule 1) are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.

7.	The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.

8.	The Company will receive consideration in money or money’s worth for each of the Ordinary Shares and the Preferred Shares when issued, such price in any event not being less than the stated par or nominal value of each Ordinary Share and Preferred Share.

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9.	The Resolutions have been duly executed by or on behalf of each director of the Board of Directors of the Company (the “Board”) and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed, are and shall remain in full force and effect and have not been and will not be modified, amended, or rescinded since the respective dates thereof.

10.	The Documents and any Supplement, the Warrants issuable under the Warrant Documents, the Units issuable under the Unit Documents and the Debt Securities issuable under the Indenture Documents and any Supplement, have been, or will be, duly authorised, executed and delivered by or on behalf of all relevant parties and are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

11.	The choice of the laws of the jurisdiction selected to govern each of the Documents, the Warrants, the Units and the Debt Securities, has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

12.	All preconditions to the issue of the Debt Securities under the terms of the relevant Indenture Document and Supplement will be satisfied or duly waived prior to the issue of the Debt Securities, there will be no breach of the terms of the relevant Indenture Document and Supplement and the Debt Securities will be issued in accordance with a duly authorised, executed and delivered Indenture Document and Supplement.

13.	All preconditions to the issue of the Warrants under the terms of the relevant Warrant Documents and the Units under the terms of the relevant Unit Documents will be satisfied or duly waived prior to the issue of the Warrants and the issue of the Units respectively, there will be no breach of the terms of the relevant Warrant Documents or the relevant Unit Documents and the Warrants and the Units will be issued in accordance with duly authorised, executed and delivered Warrant Documents and Unit Documents respectively.

14.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

15.	The issue of the Warrants issuable under the Warrant Documents, the Units issuable under the Unit Documents, the Debt Securities issuable under the Indenture Documents and Supplements, and the Ordinary Shares and the Preferred Shares, will be of commercial benefit to the Company.

16.	No invitation has been made or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares, the Preferred Shares, the Warrants, the Units or the Debt Securities.

17.	There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the issuance and allotment of the Ordinary Shares, the Preferred Shares, the Warrants, the Units or the Debt Securities and, insofar as any obligation expressed to be incurred under any of the Documents, the Warrants, the Units or the Debt Securities is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

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18.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

19.	There will be nothing in any Supplement, Warrant Document or Unit Document which would or might affect any of the opinions set forth above.

20.	The Company was, or will be, on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

21.	On the date of issuance of the Ordinary Shares and the Preferred Shares, the Company will have sufficient authorised and unissued share capital.

22.	No amounts paid to or for the account of any party under the Documents or any property received or disposed of by any party to the Documents in each case in connection with the performance of the Documents or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property as defined in the Proceeds of Crime Act (as amended) (the “POCA”) or terrorist property as defined in the POCA or the Terrorism Act (as amended) (the “Terrorism Act”), each of the Cayman Islands.

The opinions expressed above are subject to the following qualifications:

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the courts of the Cayman Islands (the “Courts” and each a “Court”) enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)	to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

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(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(j)	the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

3.	We have not reviewed the final forms of the Indenture Documents or the Debt Securities to be issued thereunder, nor drafts or final forms of the Warrant Documents or the Warrants to be issued thereunder or the Unit Documents or the Units to be issued thereunder, and our opinions are qualified accordingly.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ WALKERS (CAYMAN) LLP

WALKERS (CAYMAN) LLP

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation of the Company dated 13 August 2020, the Certificate of Incorporation on Change of Name dated 7 April 2022, the Second Amended and Restated Memorandum and Articles of Association of the Company adopted on 31 March 2022 and effective 5 April 2022 (the “Memorandum and Articles of Association”) and each of the Register of Directors, Register of Officers and Register of Mortgages and Charges of the Company (together, the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 7 August 2026.

3.	A Certificate of Good Standing dated 7 August 2026 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	A copy of the executed written resolutions of the Directors of the Company dated 30 August 2023 and 7 August 2026 (the “Resolutions”).

5.	Copies of the following documents (the “Documents”):

(a)	the Registration Statement on Form S-3 relating to the offering, issuance and sale of an indeterminate amount of Securities (the “Registration Statement”); and

(b)	forms of the:

(i)	senior debt securities indenture (as set forth in Exhibit 4.1 to the Registration Statement); and

(ii)	subordinated debt securities indenture (as set forth in Exhibit 4.2 to the Registration Statement),

in each case, in respect of the Debt Securities (together, the “Indenture Documents” and “Indenture Document” shall be construed accordingly);

(c)	the Warrant Documents; and

(d)	the Unit Documents.